                                                                     Exhibit B-2


                       COMMERCIAL PAPER DEALER AGREEMENT
                       ---------------------------------

     THIS COMMERCIAL PAPER DEALER AGREEMENT is made as of ______ __, ____, between ______________________, a corporation organized under the laws of the State of ________ (the "Company"), and ___________________________________, a
corporation organized under the laws of the State of ________ ("Dealer").

     1. SALE OF NOTES
        -------------

     (A) Subject to the terms and conditions of this Agreement, the Company hereby appoints Dealer as, and Dealer hereby agrees to act as a dealer for the Company in connection with the sale from time to time of short-term promissory notes having maturities at the time of issuance of not more than 270 days (the "Notes"). The Notes will not be registered under the Securities Act of 1933 (the "Act") in reliance upon the exemption from registration provided by section 3(a)(3) of the Act, will be sold in minimum denominations of $100,000, will not contain any conditions of redemption or right to prepay, will not be payable on demand or contain any provisions for extension or renewal or automatic "rollover" at the option of the holder, Dealer or the Company, and will be issued pursuant to a depositary agreement between the Company and __________________________________, acting as the Company's agent for the purposes specified therein (the "Depositary Agreement").

     (B) All purchases of Notes by Dealer from the Company shall be in accordance with the custom and practice in the commercial paper market and subject to the limitations prescribed herein. In accordance with such custom and practice and subject to such limitations, the purchase of Notes by Dealer shall be negotiated orally between Dealer and authorized representatives of the Company at the time of each proposed sale of Notes. Such negotiation shall determine the face and/or principal amounts, maturities and prices of, and the discount rate and/or interest rate applicable to, the Notes to be sold to Dealer by the Company.

     (C) While (i) the Company has, and shall have, no obligation to sell Notes and (ii) Dealer has, and shall have, no obligation to purchase Notes, the parties hereto agree that any purchase of Notes by Dealer will be made in reliance on the representations, warranties and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein and in the Depositary Agreement.

     (D) In connection with each purchase of a Note by Dealer, Dealer will make payment for such Note on the date of issue thereof in immediately available Federal Funds in accordance with the Company's instructions.

     (E) Unless and until the Company shall instruct Dealer otherwise, Dealer shall give or convey on behalf of the Company any Issuance Instructions, as defined in the Depositary Agreement, specifying issue date, maturity date, maturity amount, face amount and payee of each Note purchased by Dealer and instructions for the delivery of each such Note. Dealer may initiate Issuance Instructions electronically.

2.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     (A)  The Company represents and warrants to Dealer as follows:

          (i) The Company is a corporation duly organized and validly existing under the laws of the State of ________.

          (ii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Depositary Agreement and the Notes.

          (iii) The execution, delivery and performance by the Company of this Agreement, the Depositary Agreement and the Notes have been duly authorized by all necessary corporate and other action on the part of the Company and do not and will not (a) violate any provision of any law, rule or regulation having applicability to the Company, or of any order, writ, judgment, decree, determination or award currently in effect having applicability to the Company or of the charter or by-laws of the Company or
     (b) result in a breach of or constitute a default under any other indenture or loan or credit agreement, or any other agreement or instrument, to which the Company is a party or by which the Company or its properties may be bound or affected.

          (iv) This Agreement and the Depositary Agreement each constitute, and each Note, when authenticated and issued pursuant to the Depositary Agreement, will constitute, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

          (v) The Notes are exempt from registration under the Act.

          (vi) The information contained in the most recent Form 10-K filed by the Company with the Securities and Exchange Commission, as well as all quarterly reports on Form 10-Q and each report on Form 8-K (if any) so filed subsequent thereto is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (vii) The rating of the Notes are __ by Moody's Investors Service, Inc. and __ by Standard & Poor's Corporation.

     (B)  Dealer represents and warrants to the Company as follows:

          (i) Dealer is a corporation duly organized and validly existing under the laws of the State of ________.

          (ii) Dealer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (iii) Assuming that the representations and the warranties of the Company in respect of Notes are true and correct, the purchase of Notes by Dealer on the terms and conditions and in the manner provided herein will not violate any provision of any law, rule or regulation applicable to Dealer, including, but not limited to, Section 20 of the Glass-Steagall Act, 12 U.S.C. Sec. 377.

          (iv) This Agreement constitutes the legal, valid and binding obligations of Dealer enforceable against Dealer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

     (C) Each purchase by Dealer from the Company of any Notes shall be deemed to be a confirmation to Dealer that all of the representations and warranties of the Company contained in Section 2(A) are true on and as of the date of such purchase.

     (D) Each purchase by Dealer from the Company of any Notes shall be deemed to be a confirmation to the Company that all of the representations and warranties of Dealer contained in Section 2(B) are true on and as of the date of such purchase.

3.   OFFERING CIRCULAR
     -----------------

     (A) Dealer shall prepare, subject to review and approval by the Company, an initial commercial paper offering circular ("Offering Circular") for distribution to purchasers and prospective purchasers of Notes. The Company shall furnish Dealer with such number of copies of the documents incorporated in the Offering Circular by reference as Dealer shall reasonably request. The Company authorizes Dealer to distribute the Offering Circular as Dealer shall see fit.

     (B) For purposes of this Agreement, the term "Offering Circular" shall mean the initial Offering Circular distributed by Dealer, as the same may be amended from time to time with the prior approval of the Company, together with all documents incorporated therein by reference, which shall include (but shall not necessarily be limited to) the most recent Annual Report of the Company on Form 10-K filed by the Company with the Securities and Exchange Commission, as well as each Quarterly Report of the Company on Form 10-Q and each report on Form 8-K (if any) so filed subsequent thereto. The Company shall, as soon as practicable after the first publication of each document referred to in the immediately preceding sentence deliver to Dealer copies thereof in such numbers as First Chicago may reasonably request.

     (C) Whenever there shall occur any change in the financial condition of the Company, or any other development or occurrence in relation to the Company, that would be material to potential Note purchasers, the Company will promptly notify First Chicago thereof.

4.   INDEMNIFICATION
     ---------------

     The Company agrees to indemnify and hold harmless Dealer and its affiliates and each of the officers, directors, employees and agents of First Chicago or its affiliates, and each person who controls Dealer or such affiliate within the meaning of the Act or the Securities Exchange Act of 1934 (the "Exchange Act") against any and all losses, claims, damages, liabilities or expenses, joint or several, to which Dealer or any of them may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in an Annual Report of the Company on Form 10-K filed by the Company with the Securities and Exchange Commission, any Quarterly Report of the Company on Form 10-Q or any report on Form 8-K (if any) so filed incorporated in an Offering Circular by reference, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Company's application of the proceeds of the Notes, or any breach of its agreements contained in this Agreement, and the Company agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, expense, or action. The indemnity provided in this Section shall survive any termination of this Agreement and the delivery of any payment for the Notes.

5.   MISCELLANEOUS
     -------------

     (A) The sale of Notes hereunder shall be subject to the fulfillment prior to the transmission of the Offering Circular to any prospective purchaser of Notes, of the conditions precedent that Dealer shall have received the following documents:

          (i) A certified copy of a resolution adopted by the board of directors of the Company authorizing the issuance of the Notes and covering such other matters as Dealer may reasonably request in writing;

          (ii) A certificate of incumbency from the Secretary or an Assistant Secretary of the Company identifying those officers authorized to sign the Notes and containing their true signatures;

          (iii) An opinion of counsel in form and substance acceptable to Dealer
     (a) stating that the offer and sale of the Notes are exempt from registration pursuant to Section 3(a)(3) of the Act, and (b) covering such other matters as Dealer may reasonably request in writing; and

          (iv) Such other documents as Dealer may reasonably request in writing.

     (B) The arrangements between the Company and Dealer relating to the Notes as contemplated hereby may be terminated by the Company or Dealer at any time upon written notice by either party; provided, however, that if in Dealer's reasonable judgment, there has occurred a material adverse change in he business, financial position, results of operations or prospects of the Company, Dealer may suspend at any time its activities in acting as dealer for the Notes and shall incur no liability to the Company on account of such suspension.

     (C) The Company agrees to reimburse Dealer for all costs and expenses (including without limitation reasonable attorney's fees) incurred by Dealer in connection with the preparation, execution, delivery, amendment, modification and enforcement of this Agreement.

     (D) Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to such party at its address set forth opposite its signature below, or at such other address as either party hereto may hereafter notify the other in writing.

     (E) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that neither the Company nor Dealer may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other. This Agreement may not be amended or changed without the written consent of both parties hereto. No waiver of any provision of this Agreement shall be effective unless signed by the party to be bound.

     (F) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of ________.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address                                COMPANY
-------


                                       By /s/
                                          ------------------------------------
                                          Title  Treasurer
                                                 -----------------------------

Telefax:

                                       DEALER


                                       By /s/
                                          ------------------------------------
                                          Title
                                                 -----------------------------

                                                                     Exhibit B-2


                     FORM OF COMMERCIAL PAPER MASTER NOTE




------------------------
   (Date of Issuance)



_________________________________________ (the "Issuer"), a corporation organized and existing under the laws of the State of ____________, for value received, hereby promises to pay to ____________ or registered assigns on the maturity date of each obligation identified on the records of the Issuer (which records are maintained by _______________ [the "Paying Agent"]) the principal amount for each such obligation. Payment shall be made by wire transfer to the registered owner from the Paying Agent without the necessity of presentation and surrender of this Master Note.

     This Master Note is a valid and binding obligation of the Issuer.


__________________________________      __________________________________
          (As Guarantor)                            (As Issuer)


By:_______________________________      By:_______________________________
   (Authorized Officer's Signature)        (Authorized Officer's Signature)


__________________________________      __________________________________
      (Print Name and Title)                  (Print Name and Title)

At the request of the registered owner, the Issuer shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by the Master Note. As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

--------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

--------------------------------------------------------------
(Name, Address, and Taxpayer Identification Number of Assignee)


the Master Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________________________________________
Attorney to transfer said Master Note on the books of the Issuer with full power of substitution in the premises.


Dated:                                     ----------------------------
                                                     Signature

Signature(s) Guaranteed:

                                           NOTICE:  The signature on this
                                           assignment must correspond with the
                                           name as written upon the face of
                                           this Master Note, in every particu-
                                           lar, without alteration or enlarge-
                                           ment or any change whatsoever.

--------------------------------------------------------------------------------


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]